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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-35245; the "Registration Statement") of Carrizo Oil & Gas Inc., (the "Company"), relating to the 1997 Incentive Plan of the Company of information contained in our reserve report that is summarized as of December 31, 1998, in our summary letter dated March 29, 1999, relating to the oil and gas reserves and revenue, as December 31, 1998, of certain interests of the Company.

         We hereby consent to all references to such reports, letters and/or to this firm in each of the Registration Statement and the Prospectus to which the Registration Statement relates, and further consent to our being named as an expert in each of the Registration Statement and the Prospectus to which the Registration Statement relates.


                                         Ryder Scott Company Petroleum Engineers